Exhibit 99.1
FOR IMMEDIATE RELEASE

Date:	October 25, 2018

Contact:	Anne-Marie Wright, Vice President, Corporate Communications

Phone:	(801) 208-4167 e-mail: awright@merit.com Fax: (801) 253-1688

MERIT MEDICAL REPORTS EARNINGS
FOR THIRD QUARTER OF 2018

•	Q3 2018 worldwide revenue of $221.7 million ($223.1 million on a comparable, constant currency* basis), up 23.6% as reported (up 24.4% on a comparable, constant currency* basis) over Q3 2017

•	Q3 2018 core revenue* up 14.6% over Q3 2017 core revenue* (core revenue* up 15.4% on a comparable, constant currency* basis)

•	Q3 2018 GAAP EPS was $0.30, compared to $(0.07) in Q3 2017

•	Q3 2018 non-GAAP EPS* was $0.47, compared to $0.32 in Q3 2017

•	Q3 2018 GAAP gross margin was 46.0%, compared to 44.5% in Q2 2018 and 44.9% in Q3 2017

•	Q3 2018 non-GAAP gross margin* was 49.8%, compared to 48.9% in Q2 2018 and 48.1% in Q3 2017
* Constant currency revenue, core revenue, core revenue on a constant currency basis, non-GAAP EPS, non-GAAP gross margin and non-GAAP net income (referenced on the following page) are non-GAAP financial measures. A reconciliation of these and other non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, UTAH - Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced revenue of $221.7 million for the quarter ended September 30, 2018, an increase of 23.6% over revenue of $179.3 million for the quarter ended September 30, 2017. On a comparable, constant currency basis, revenue for the third quarter of 2018 would have been up 24.4% over revenue for the comparable quarter of 2017.

Merit’s GAAP net income for the third quarter of 2018 was $16.6 million, or $0.30 per share, compared to a GAAP net loss of $(3.6) million, or $(0.07) per share, for the third quarter of 2017. Merit’s non-GAAP net income* for the quarter ended September 30, 2018 was $26.0 million, or $0.47 per share, compared to $16.5 million, or $0.32 per share, for the quarter ended September 30, 2017.

Merit’s revenue by category for the three and nine months ended September 30, 2018, compared to the corresponding periods in 2017, was as follows (unaudited, in thousands, except for percentages):

		Three Months Ended			Nine Months Ended
		September 30,			September 30,
	% Change	2018	2017	% Change	2018	2017
Cardiovascular
Stand-alone devices	32.3%	$90,975	$68,749	31.1%	$266,717	$203,459
Custom kits and procedure trays	8.8%	33,095	30,411	10.2%	100,359	91,082
Inflation devices	14.3%	22,893	20,033	17.3%	69,617	59,329
Catheters	27.8%	40,591	31,751	20.6%	113,830	94,357
Embolization devices	1.2%	12,395	12,252	2.1%	37,706	36,936
CRM/EP	28.1%	12,201	9,527	13.1%	36,163	31,977
Total	22.8%	212,150	172,723	20.7%	624,392	517,140

Endoscopy
Endoscopy devices	43.8%	9,509	6,614	26.7%	25,112	19,815

Grand Total	23.6%	$221,659	$179,337	21.0%	$649,504	$536,955
Note: Certain revenue categories for 2017 have been adjusted from prior disclosures to reflect changes in product classifications to be consistent with updates in Merit's management of its product portfolios during 2018.

“By many measures Merit had an outstanding third quarter,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “All geographic areas and all reporting product groups met or exceeded our expectations. Of note were the stand-alone devices, catheters, CRM/EP and endoscopy devices.”

“Gross margin improved 90 basis points on a non-GAAP basis sequentially from the second quarter and are on track as previously presented for the last half of 2018 to improve for the year in the range of 80-130 basis points,” Lampropoulos continued. “Although we benefited from a shortage situation experienced by a major competitor, we believe that much of the improvement came from the execution of our sales plan and the efforts of our operations group to meet the product mix requirements of our customers.”

“We recently received FDA 510(k) clearance for a series of new tracheal/bronchial mini-stents,” Lampropoulos said. “We also received 510(k) clearance for our EmboCube™ product line which we believe will improve the performance of our embolization devices group.”

“Our core revenue growth continues to reflect our commitment to internal development as well as our practice of engaging new employees retained through our merger and acquisition strategy to improve acquired products and join our vision for new innovations within their expertise,” Lampropoulos said. “To that point, sales of the products we acquired from BD continue to exceed our expectation, our transition plans are on schedule and several new biopsy products are in development.”

“Finally, the Cianna acquisition is on track to close during the fourth quarter of 2018,” Lampropoulos continued. “We continue to be very excited about the prospects for the business and the addition of the Cianna R&D team as well as most of the Cianna sales force.”

CONFERENCE CALL
Merit will hold its investor conference call (conference ID 6976085) today, Thursday, October 25, 2018, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578-9672 and the international number is (508) 637-5656. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$51,955	$32,336
Trade receivables, net	129,282	105,536
Other receivables	8,903	9,429
Inventories	181,439	155,288
Prepaid expenses and other assets	11,720	9,096
Prepaid income taxes	3,307	3,225
Income tax refund receivables	1,043	1,211
Total current assets	387,649	316,121

Property and equipment, net	319,925	292,820
Intangible assets, net	289,105	227,324
Goodwill	249,023	238,147
Deferred income tax assets	2,254	2,359
Other assets	61,927	35,040
Total Assets	$1,309,883	$1,111,811

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$50,697	$34,931
Accrued expenses	65,530	58,932
Current portion of long-term debt	22,000	19,459
Income taxes payable	1,598	2,298
Total current liabilities	139,825	115,620

Long-term debt	186,867	259,013
Deferred income tax liabilities	23,102	23,289
Long-term income taxes payable	4,846	4,846
Liabilities related to unrecognized tax benefits	2,746	2,746
Deferred compensation payable	12,176	11,181
Deferred credits	2,296	2,403
Other long-term obligations	14,814	16,379
Total liabilities	386,672	435,477

Stockholders' Equity
Common stock	568,051	353,392
Retained earnings	354,236	321,408
Accumulated other comprehensive income	924	1,534
Total stockholders' equity	923,211	676,334
Total Liabilities and Stockholders' Equity	$1,309,883	$1,111,811

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands except per share amounts)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

NET SALES	$221,659	$179,337	$649,504	$536,955

COST OF SALES	119,620	98,823	$359,400	$296,358

GROSS PROFIT	102,039	80,514	290,104	240,597

OPERATING EXPENSES
Selling, general and administrative	66,382	54,716	200,389	169,896
Research and development	14,525	12,838	44,163	38,676
Acquired in-process research and development	75	12,061	382	12,136
Intangible asset impairment charge	657	—	657	—
Contingent consideration expense (benefit)	(661)	20	(442)	39
Total	80,978	79,635	245,149	220,747

INCOME FROM OPERATIONS	21,061	879	44,955	19,850

OTHER INCOME (EXPENSE)
Interest income	359	94	847	266
Interest expense	(2,329)	(1,590)	(8,064)	(5,935)
Gain on bargain purchase	—	(778)	—	10,796
Other income (expense) - net	294	(810)	(429)	(376)
Total other income (expense) - net	(1,676)	(3,084)	(7,646)	4,751

INCOME (LOSS) BEFORE INCOME TAXES	19,385	(2,205)	37,309	24,601

INCOME TAX EXPENSE	2,766	1,364	4,481	3,884

NET INCOME (LOSS)	$16,619	$(3,569)	$32,828	$20,717

EARNINGS PER COMMON SHARE:
Basic	$0.31	$(0.07)	$0.64	$0.43

Diluted	$0.30	$(0.07)	$0.62	$0.42

AVERAGE COMMON SHARES:
Basic	53,431	50,150	51,434	48,332

Diluted	55,103	51,599	53,096	49,555

Non-GAAP Financial Measures
Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referred to in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

•	constant currency revenue;

•	core revenue;

•	core revenue on a constant currency basis;

•	non-GAAP gross margin;

•	non-GAAP net income; and

•	non-GAAP earnings per share.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit's net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share, non-GAAP gross margin and non-GAAP net income (in each case, as further illustrated in the reconciliation table below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as new acquisitions, non-cash expenses related to amortization of previously acquired tangible and intangible assets, unusual compensation expenses or expenses resulting from non-ordinary course litigation, governmental proceedings or changes in tax regulations. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges investors and potential investors to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue
Merit’s revenue on a constant currency basis is prepared by translating the current-period reported revenue of subsidiaries whose functional currency is other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. The constant currency revenue adjustments of $1.4 million and $(7.4) million for the three and nine-month periods ended September 30, 2018, respectively, were calculated using the applicable average foreign exchange rates for the three and nine-month periods ended September 30, 2017, respectively.

Core Revenue and Core Revenue on a Constant Currency Basis
Merit’s core revenue is defined (a) with respect to prior fiscal year periods, as GAAP revenue, and (b) with respect to current fiscal year periods, as GAAP revenue, less revenue from certain acquisitions and strategic transactions. For the three and nine-month periods ended September 30, 2018, Merit’s core revenue excludes revenues from (i) the acquisition of (1) the assets of Catheter Connections, Inc. in January 2017 (excluded January 2018 only), (2) the critical care division of Argon Medical Devices, Inc. in January 2017 (excluded January 2018 only), (3) Osseon LLC in July 2017 (excluded through June 2018 only), (4) Laurane Medical S.A.S. in August 2017 (excluded through July 2018 only), (5) ITL Healthcare Pty. Ltd. in October 2017, (6) certain divested assets of Becton, Dickinson and Company in February 2018, (7) the assets of DirectACCESS Medical, LLC in May 2018, and (ii) revenues from (1) the distribution arrangement with NinePoint Medical, Inc. executed in April 2018 and (2) the distribution arrangement with QXMedical, LLC executed in May 2018. Core revenue on a constant currency basis is defined as core revenue (as described in the first sentence of this paragraph) plus the foreign exchange impact related to those core sales, using the applicable foreign exchange rates in effect for the comparable prior-year periods presented.

Non-GAAP Gross Margin
Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and inventory mark-up related to acquisitions.

Non-GAAP Net Income
Non-GAAP net income is calculated by adjusting GAAP net income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to new acquisitions, non-cash expenses related to amortization of previously acquired tangible and intangible assets, unusual compensation expenses or expenses resulting from non-ordinary course litigation, governmental proceedings or changes in tax regulations, as well as other items set forth in the table below.

Non-GAAP EPS
Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Other Non-GAAP Financial Measure Reconciliation
The following table sets forth supplemental financial data and corresponding reconciliations of non-GAAP net income and non-GAAP earnings per share to Merit’s net income and earnings per share prepared in accordance with GAAP for the three and nine-month periods ended September 30, 2018 and 2017. The non-GAAP income adjustments referenced in the following table do not reflect stock-based compensation expense of approximately $1.7 million and $1.2 million for the three-month periods ended September 30, 2018 and 2017, respectively, and approximately $4.5 million and $2.9 million for the nine-month periods ended September 30, 2018 and 2017, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(Unaudited, in thousands except per share amounts)
	Three Months Ended
	September 30, 2018
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$19,385	$(2,766)	$16,619	$0.30

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	8,150	(2,083)	6,067	0.12
Inventory mark-up related to acquisitions	216	(56)	160	0.00
Operating Expenses
Severance	318	(49)	269	0.00
Acquisition-related (b)	529	(136)	393	0.01
Fair value adjustment to contingent consideration (c)	(661)	(32)	(693)	(0.01)
Acquired in-process research and development	75	(19)	56	0.00
Intangible asset impairment charge (e)	658	(169)	489	0.01
Amortization of intangibles	2,399	(636)	1,763	0.03
Special legal expense (f)	946	(243)	703	0.01
Other (Income) Expense
Amortization of long-term debt issuance costs	201	(52)	149	0.00

Non-GAAP net income	$32,216	$(6,241)	$25,975	$0.47

Diluted shares				55,103

	Three Months Ended
	September 30, 2017
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$(2,205)	$(1,364)	$(3,569)	$(0.07)

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	5,472	(2,056)	3,416	0.07
Inventory mark-up related to acquisitions	242	(94)	148	0.00
Operating Expenses
Severance	396	(154)	242	0.00
Acquisition-related (b)	1,729	(666)	1,063	0.02
Fair value adjustment to contingent consideration (c)	20	(8)	12	0.00
Long-term asset impairment charge (d)	67	(26)	41	0.00
Acquired in-process research and development	12,061	(68)	11,993	0.23
Amortization of intangibles	1,530	(591)	939	0.02
Special legal expense (f)	2,118	(824)	1,294	0.03
Other (Income) Expense
Gain on bargain purchase (g)	778	—	778	0.02
Amortization of long-term debt issuance costs	171	(67)	104	0.00

Non-GAAP net income	$22,379	$(5,918)	$16,461	$0.32

Diluted shares				51,599

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(Unaudited, in thousands except per share amounts)

	Nine Months Ended
	September 30, 2018
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$37,309	$(4,481)	$32,828	$0.62

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	22,550	(5,759)	16,791	0.31
Inventory mark-up related to acquisitions	3,978	(1,024)	2,954	0.06
Operating expenses
Severance	480	(91)	389	0.01
Acquisition-related (b)	3,119	(803)	2,316	0.04
Fair value adjustment to contingent consideration (c)	(442)	(88)	(530)	(0.01)
Long-term asset impairment charge (d)	86	(22)	64	0.00
Acquired in-process research and development	381	(98)	283	0.01
Intangible asset impairment charge (e)	657	(169)	488	0.01
Amortization of intangibles	6,864	(1,824)	5,040	0.09
Special legal expense (f)	4,283	(1,102)	3,181	0.06
Other (Income) Expense
Amortization of long-term debt issuance costs	603	(155)	448	0.01

Non-GAAP net income	$79,868	$(15,616)	$64,252	$1.21

Diluted shares				53,096

	Nine Months Ended
	September 30, 2017
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$24,601	$(3,884)	$20,717	$0.42

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	15,215	(5,702)	9,513	0.19
Inventory mark-up related to acquisitions	3,121	(1,214)	1,907	0.04
Operating Expenses
Severance	1,740	(677)	1,063	0.02
Acquisition-related (b)	5,017	(1,501)	3,516	0.07
Fair value adjustment to contingent consideration (c)	39	(15)	24	0.00
Long-term asset impairment charge (d)	86	(33)	53	0.00
Acquired in-process research and development	12,136	(97)	12,039	0.25
Amortization of intangibles	4,202	(1,621)	2,581	0.05
Special legal expense (f)	10,615	(4,129)	6,486	0.13
Other (Income) Expense
Gain on bargain purchase (g)	(10,796)	—	(10,796)	(0.22)
Amortization of long-term debt issuance costs	514	(200)	314	0.01

Non-GAAP net income	$66,490	$(19,073)	$47,417	$0.96

Diluted shares				49,555

(a) Reflects the tax effect associated with pre-tax income and the tax effect of non-GAAP adjustments based on statutory tax rates within the applicable markets with adjustments.
(b) Represents transaction costs related to acquisitions.
(c) Represents changes in the fair value of contingent consideration liabilities and contingent receivables associated with prior acquisitions.
(d) Represents abandoned patents.
(e) Represents impairment charges related to certain acquired intangible assets.
(f) Costs incurred in responding to an inquiry from the U.S. Department of Justice.
(g) Represents the gain on bargain purchase realized from the acquisition of the critical care division of Argon Medical Devices, Inc.

Reconciliation of Reported Revenue to Core Revenue (Non-GAAP), Constant Currency Revenue (Non-GAAP), and Core Revenue on a Constant Currency Basis (Non-GAAP)
(Unaudited; in thousands except percentages)
		Three Months Ended			Nine Months Ended
		September 30,			September 30,
	% Change	2018	2017	% Change	2018	2017
Reported Revenue	23.6%	$221,659	$179,337	21.0%	$649,504	$536,955

Add: Impact of foreign exchange (a)		1,418	—		(7,380)	—

Constant Currency Revenue	24.4%	$223,077	$179,337	19.6%	$642,124	$536,955

		Three Months Ended			Nine Months Ended
		September 30,			September 30,
	% Change	2018	2017	% Change	2018	2017
Reported Revenue	23.6%	$221,659	$179,337	21.0%	$649,504	$536,955

Less: Revenue from certain acquisitions (b)		(16,096)	—		(47,094)	—

Core Revenue	14.6%	$205,563	$179,337	12.2%	$602,410	$536,955

Add: Impact of foreign exchange (a)		1,418	—		(7,380)	—

Core Revenue on a Constant Currency Basis	15.4%	$206,981	$179,337	10.8%	$595,030	$536,955

(a) The constant currency revenue adjustments of $1.4 million and $(7.4) million to reported revenue and to core revenue, for the three and nine months ended September 30, 2018, respectively, were calculated using the applicable average foreign exchange rates for the three and nine months ended September 30, 2017, respectively.

(b) Merit’s core revenue is defined (a) with respect to prior fiscal year periods, as GAAP revenue, and (b) with respect to current fiscal year periods, as GAAP revenue, less revenue from certain acquisitions and strategic transactions. For the three and nine-month periods ended September 30, 2018, Merit’s core revenue excludes revenues from (i) the acquisitions of (1) the assets of Catheter Connections, Inc. in January 2017 (excluded January 2018 only), (2) the critical care division of Argon Medical Devices, Inc. in January 2017 (excluded January 2018 only), (3) Osseon LLC in July 2017 (excluded through June 2018 only), (4) Laurane Medical S.A.S. in August 2017 (excluded through July 2018 only), (5) ITL Healthcare Pty. Ltd. in October 2017, (6) certain divested assets of Becton, Dickinson and Company in February 2018, (7) the assets of DirectACCESS Medical, LLC in May 2018, and (ii) revenues from (1) the distribution arrangement with NinePoint Medical, Inc. executed in April 2018 and (2) the distribution arrangement with QXMedical, LLC executed in May 2018.

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)
(Unaudited, as a percentage of reported revenue)

	Three months ended		Nine Months Ended		Three months ended
	September 30,		September 30,		June 30,
	2018	2017	2018	2017	2018
Reported Gross Margin	46.0%	44.9%	44.7%	44.8%	44.5%

Add back impact of:
Amortization of intangibles	3.7%	3.1%	3.4%	2.8%	3.5%
Inventory mark-up related to acquisitions	0.1%	0.1%	0.6%	0.6%	0.9%

Non-GAAP Gross Margin	49.8%	48.1%	48.7%	48.2%	48.9%

ABOUT MERIT
Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 300 individuals. Merit employs approximately 5,600 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; San Jose, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Markham, Ontario, Canada; Melbourne, Australia; Tokyo, Japan; and Singapore.

FORWARD-LOOKING STATEMENTS
Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit's forecasted plans, revenues, net sales, net income (GAAP and non-GAAP), gross margin (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP) and other financial results or anticipated or completed acquisitions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit's Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties include the possibility that conditions to the closing of the proposed Cianna acquisition, including regulatory approval, will not be satisfied; Merit's potential inability to successfully manage the proposed Cianna acquisition, integrate the acquired operations and achieve projected financial results, product development and other anticipated benefits of the proposed acquisition; uncertainties as to whether Merit will achieve sales, gross margin, cost of goods sold, cash flow and other results from the proposed acquisition which are consistent with Cianna’s historical performance or Merit's expectations as to future performance; unknown costs and risks associated with Cianna’s business and operations; inherent risks and uncertainties relating Merit’s internal models or the projections in this release; risks relating to Merit's potential inability to successfully manage growth through acquisitions generally, including the inability to commercialize technology acquired through completed, proposed or future transactions; expenditures relating to research, development, testing and regulatory approval or clearance of Merit's products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; restrictions on Merit's liquidity or business operations resulting from its debt agreements; infringement of Merit's technology or the assertion that Merit's technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; the potential of fines, penalties or other adverse consequences if Merit's employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit's products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; increases in the prices of commodity components; negative changes in economic and industry conditions in the United States or other countries; termination or interruption of relationships with Merit's suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; concentration of a substantial portion of Merit's revenues among a few products and procedures; development of new products and technology that could render Merit's existing products obsolete; market acceptance of new products; volatility in the market price of Merit's common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; introduction of products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referred to in Merit's Annual Report on Form 10-K for the year ended December 31, 2017 and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

TRADEMARKS
Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., in the United States and other jurisdictions.

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